UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               Motient Corporation
             (Exact name of registrant as specified in its charter)


               Delaware                                  93-0976127
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                             12010 Sunset Hills Road
                                    9th Floor
                             Reston, Virginia 20190
              (Address of principal executive offices and zip code)


Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                   Name of each exchange on which
          to be so registered:                  each class is to be registered:
          --------------------                  -------------------------------
 Common Stock, par value $0.01 per share          The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.|X|

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[ ]

Securities act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.  Description of Registrant's Securities to be Registered.

         The security to be registered hereby is the common stock, par value $0.01 per share (the "Common Stock") of Motient Corporation (the "Company"). The description of the Common Stock contained in the section titled "Description of Motient's Securities" in the prospectus included in the Company's Registration Statement on Form S-1, as amended (File No. 333-129414) and initially filed with the Securities and Exchange Commission on November 3, 2005, is incorporated herein by reference and shall be deemed a part hereof. Any form of prospectus or prospectus supplement to said Registration Statement that includes such description and that is subsequently filed is also incorporated herein by reference.

Item 2.  Exhibits.

  Exhibit No.                         Description
  -----------                         -----------
      3.1 Restated Certificate of Incorporation of the Company (as restated effective May 1, 2002) (incorporated by reference to
                  Exhibit 3.1 of the Company's Amendment No. 2 to Registration Statement on Form 8-A, filed May 1, 2002).

      3.2 Amended and Restated Bylaws of the Company (as amended and restated effective May 1, 2002) (incorporated by reference to
                  Exhibit 3.2 of the Company's Amendment No. 2 to Registration Statement on Form 8-A, filed May 1, 2002).

      3.3 Certificate of Designations of the Series A Cumulative Convertible Preferred Stock, as corrected by the Certificate of Correction Filed to Correct a Certain Error in the Certificate of Designations of the Series A Cumulative Convertible Preferred Stock (incorporated by reference to
                  Exhibit 3.2 to the Company's Current Report on Form 8-K/A, filed August 3, 2005).

      3.4 Certificate of Designations of the Series B Cumulative Convertible Preferred Stock (incorporated by reference to
                  Exhibit 3.1 to the Company's Current Report on Form 8-K, filed October 31, 2005).

      3.5 Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-1, filed June 24, 2005).

      3.6 Amendment to Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.6 of the Company's Registration Statement on Form S-3, filed August 7, 2006).

      4.1 Specimen of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company's Amendment No. 2 to Registration Statement on Form 8-A, filed May 1, 2002).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  June 14, 2007

                                        MOTIENT CORPORATION


                                        By:      /s/ Jeffrey W. Epstein
                                                 -------------------------------
                                        Name:    Jeffrey W. Epstein
                                        Title:   Senior Vice President, General
                                                 Counsel and Secretary